EXHIBIT 10.37

UUNET Customer Information Form                                          Page 1
An MCI WorldCom Company


The following information is needed by UUNET to set up your hosting account. Please FAX this completed form along with your hosting Service Agreement to your UUNET Account Representative.

Billing Contact Information
-------------------------------------

Choose one of the following three options:

X Bill to an existing UUNFT Account. If checked please provide Account Number X________________ _ Bill to contact listed on Service Agreement _ Bill to a different contact than that Iistcd on Scniicc Agreement: _Bill to a different contact than listed on Service Agreement:


Billing Contact:                       Lillian Vader
Street Address/City/State/zip:         5050 N.  19th Ave. #416
                                       Phoenix AZ   85015
            Phone# 602-335-1231        CellPhone# 303-596-5423
            Fax# 602-335-1577          Email Address: lvader@ipvoice.net

Primary Technical Contact Information

Please list the person whom our installation engineer and install coordinator should contact regarding installation and configuration issues. Standard installation periods begin when the UUNET Web Hosting Install Coordinator has all necessary configuration information and contractual paperwork has been processed by UUNET Accounts Processing.

A technical contact e-mail address is required so that we can email the technical contact in case of service maintenance announcements. It is important that this information is up-to-date, and that these addresses are valid at all times.

CompanyName:                        IPVOICE.COM, INC.
Technical Contact:                  BUD BOWMAN / ANTHONY WELCH
Street Address/City/State/Zip:      5050 No.  19th Ave #416
                                    Phoenix AZ 85015
                    Phone#  602-335-1231      CellPhone#
                    Fax#    602-335-1577
Primary Technical Contact Email address (required): bbowman@ipvoice.net
                                                    awelch@ipvioce.net
Primary Sales Contact Information
We will contact this person if we are unable to reach the primary technical contact.

Primary Contact:                    Barbara Will
Street Address/City/State/Zip:      5050 No.  19th Ave #416
                                    Phoenix AZ 85015
                    Phone#  602-335-1231   CellPhone#
                    Fax#    602-335-1577   E-mail Address: barb@ipvoice.net


                UUNET Technologies, Inc. - Hosting and E-Commerce
                3060 Williams Drive Fairfax. Virginia 22031-4648
                              VOICE: (703) 758 7700

UUNET                         UUNET Technologies, Inc.   +1 800 258-4039 (voice)
An MCI WorldCom Company       3060 Williams Drive        +1 703 206-5629 (voice)
                              Fairfax, VA   22031        +1 703 645-4588 (fax)
                              http://www.uu.net              web-sales@uu.net
                              -----------------              ----------------

                    UUNET is a registered trademark, the UUNET logo design is a trademark and The Internet at Work is a service mark of UUNET Technologies, Inc.

_ Install Expedite Fee: $750(for install requests with less than 3 business days notice from date of request)(1)

Service Type (choose one)

_    Basic

     The $500 Monthly Fee applies on a prorated basis for the first partial month of service. During any month or partial month in which the total monthly data transfer is in excess of 1,000 MB, the applicable Monthly Fee for each additional 1,000MB (or fraction thereof) of data transfer is as follows:

                             Monthly Fee per
    MB per Month             Additional 1,000 MB
    --------------           --------------------
    1,001 - 10,000           $  100
    10,001 +                 $   80

500 MB of storage included. No additional storage is available with this service
(2)

BASIC SERVICE OPTIONS                                            MONTHLY FEE         START-UP CHARGE

Secure (SSL) Server Option(3) each URL-Number of Options ___     $     0             $   500
CyberCash(TM)Capability                                          $     0             $   100
Netshow(TM)Capability                                            $    50             $   125
Anonymous FTP capability (4)                                     $    50             $     0
Enhance Reporting                                                $   100             $     0
POP Mailboxes (each) - Number of Mailboxes___          (each)    $    10             $     0

PREMIUM                                                          MONTHLY FEE         START-UP CHARGE
                                                                 $   750             $   750

The $750 Monthly Fee applies on a prorated basis for the first partial month of service. During any month or partial month in which the total monthly data transfer is in excess of 2,000 MB, the applicable Monthly Fee for each additional 1,000 MB (or fraction thereof) of data transfer is as follows:

                  MB per Month             Monthly Fee per
                                           Additional 1,000 MB
                  ----------------         ---------------------
                  2,001 - 10,000           $ 100
                  10,001 - 50,000          $  80
                  50,001 +                 $  70

     1,200 MB of storage included. No additional storage is available with this service (2)

PREMIUM SERVICE OPTIONS                                          MONTHLY FEE         START-UP CHARGE

Secure (SSL) Server Option(3) each URL-Number of Options ___     $    0              $   500
CyberCash(TM)Capability                                          $    0              $   100
Netshow(TM)Capability                                            $   50              $   125
Anonymous FTP capability (4)                                     $   50              $     0
Enhance Reporting                                                $  100              $     0
POP Mailboxes (each) - Number of Mailboxes___           (each)   $   10              $     0

UUNET Shared Windows NT-Based Web Hosting Includes:

-Compaq Server with minimum of two 200Mhz -Data backups - DNS service for one domain name(6) Pentium Pro processors, 256 MB RAM -RAID disk storage -Database hosting (SQL Server or Access(6) -Daily/Weekly/Monthly server traffic reports -custom CGI capabilities -24x7 Network Operations Center




TERM COMMITMENT: 1-year term(5% discount) 2-year Term(10% discount)

PAYMENT: If purchase order is required, return the PO with this form and provide
         PO#

BILLING PREFERENCE:  Bill my exisitng UUNET account number__________ Bill to new account number____

                   Please sign this Agreement on the reverse.

------------------------------
(1) Expedited install cannot be guaranteed. If UUNET fails to provide the Customer password and login information within 3 business days of Customer's request, Customer's sole and exclusive remedy shallbe to receive a full refund of the install Expedite Fee.

(2) Storage refers to disk space allocated on server for Customer's content. It does not include storage space used for system software or logging.

(3) A Digital ID isrequired for Secure Server hosting. Start-up Charge includes inital registration of the Digital ID with Versign(TM) for the first year of use. Yearly renewals thereafter will be billed at Versign(TM) list price (currently $250 per year). A separate SecureServer option is needed for each URL, even if multiple URLs point to the same IP address.

(4) Each Anonymous FTP and Netshow instance will require an additional IP address.

(5) Domain name registration requires a separate fee that will be billed directly to customer by Network Solutions. All domain name applications that use UUNET nameservers must be authorized by UUNET or the application may be denied or delayed. UUNET will not, under any circumstances, send payment to Network Solutions on behalf of Customer.

(6) Only available with Premium Service Option.

(7) Discount applicable only to Monthly Fees. At the conclusion of the Term Commitment, this Agreement shall continue in effect on a month-to-month basis without term discount for the service.

                              THE INTERNET AT WORK

                         1 GENERAL TERMS AND CONDITIONS

1. UUNET Technologies Inc. (UUNET) exercises no control over, and accepts no responsibility for, the content of the information passing through UUNET's host computers, network hubs and points of presence (the UUNET Network). EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8 BELOW, UUNET (a) MAKES NO WARRANTIES OF ANY KIND. WHETHER EXPRESS OR IMPLIED, FOR THE SERVICES AND EQUIPMENT IT IS PROVIDING AND (b) DISCLAIMS ANY WARRANTY OF TITLE, MERCHANTABILITY NON- INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. Use of any information obtained via the UUNET Network is at Customer's own risk. UUNET specifically denies any responsibility for the accuracy or quality of information obtained through its server UUNET shall not be liable For any delay or failure in performance due to Force Majeure, which shall include without limitation acts of God, earthquake, disputes, changes in law, regulation, or 4 government policy, riots, war, fire, epidemics, acts or omissions of vendors or suppliers, equipment failures, transportation difficulties, or other occurrences which are beyond UUNET's reasonable control.

2. All use of the UUNET Network and the service must comply with the then-current version of the UUNET Acceptable Use Policy ("Policy') which is made a part of this Agreement and is available at the following URL: www.uu.net/useplicy . UUNET reserves the right to amend the Policy from time to time, effective upon posting of the revised Policy at the URL or other notice to Customer. UUNET reserves the right to suspend the service or terminate this Agreement effective upon notice for a violation of the Policy. Customer agrees to indemnify and hold harmless UUNET from any losses, damages, costs or expenses resulting from third party claim or allegation ("Claim") arising out of or relating to use of the service, including any Claim which, if true, would constitute a vioIation of the Policy.

3. UUNET assumes no responsibility for any encrypted data that is sent to .storage on, or retrieved off of a UUNET server. The technology used to encrypt data being transmitted to or from UUNET's servers is licensed by UUNET from a third party and UUNET makes no claims or warranties regarding the viability, integrety or robustness of the encryption on used. Further UUNET is not responsible for the success or failure of the Secure Server to properly encrypt data. By using Secure Server Customer assumes the risk (Fiat the encryption algorithm may be broken so that the data being transmitted is visible to others. UUNET assumes no responsibility for any commercial transactions attempted or completed involving any UUNET service or the third party software and other products services designed to enable such transactions used by Customer. Customer's rights and obligations with respect thereto are subject solely to any agreement between Customer and such third party.

4. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES THAT RESULT FROM CUSTOMERS OR CUSTOMERS USERS' USE OF THE UUNET NETWORK AND THE SERVICE INCLUDING, WITHOUT LIMITATION. ANY SUCH DAMAGES FOR LOSS OF DATA RESULTING PROM DELAYS, NON-DELIVERIES MISDELIVERIE5 OR SERVICE INTERRUPTIONS. Notwithstanding anything to the contrary stated in this Agreement, Customer's sole remedies for any claims relating to this service or the UUNET Network are set forth in Section 8 below.

5. Networks assigned from a UUNET net-block are non-portable. Network space allocated by UUNET must be retumed toUUNET in the event Customer discontinues service.

6. Payment is due 30 days after date of invoice. Accounts are in default if payment is not received within 30 days after date of invoice. If payment is returned to UUNET unpaid Customer is immediately in default and subject to a returned check charge of $25 from UUNET. Accounts unpaid 60 days after date of invoice may have service interrupted or terminated. Such interruption does not relieve Customer of the obligation to pay the Monthly Fee. Only a written request to terminate Customer's service relieves Customer of the obligation to pay the Monthly Fee Accounts in default are subject to an interest charge art the outstanding balance of the lesser of 1.5% per monlh or the maximum rate permitted by law. Customer agrees to pay UUNET its reasonable expenses, including attorney collection agency fees, incurred in enforcing its rights under these Terms and Conditions. Prices are exclusive of any taxes which may be levied or assessed upon the Equipment or services provided hereunder. Any such taxes shall be paid by Customer. If Customer is exempt from otherwise applicable tax Customer must submit its tax identification number and exemption certificate atthe same time it submits this Agreement.

7. UUNET will invoice the Start-up Charge upon acceptance of this Agreement. Billing of the Monthly Fee will commence when UUNET is prepared to provide Customer password and login information, enabling installation of Customer's data files on the UUNET server. The services will be invoiced monthly in and UUNET reserves the right to change the rates for this service by notifying Customer 30 days in advance of the effective date of the chance. Service may be canceled only upon 30 days' advance written notice. In the event of early cancellation of a Term Commitment, Customer will be required to pay 75% of UUNET's Monthly Pee for each month remaining in the Term Commitment.

8. If Customer notifies UUNET Customer Support immediately upon failure to access Customer's Server and UUNET determines in its reasonable commercial judgment that the Server is unavailable due to a Server outage caused solely by the items of the service managed exclusively by UUNET, the following will apply if UUNET so determines that the Server was unavailable for one or more (but fewer then four) consecutive hours during such calendar month, UUNET. upon Customer's request, will credit Customers account for such month the pro-rated charges for one day's service. Or if UUNET so determines that the Server was unavailable for four (4) or more consecutive hours during any calendar month, UUNET, upon Customer's request, will credit Customer's account for such month for the pro-rated charges for one week's service. A Server shall be deemed to be unavailable if the server is not responding to HTTP requests issued by UUNET monitoring software. Scheduled maintenance shall not be deemed to be Server unavailability. This Section sets forth Customer's exclusive remedies for unavailability of Customer's Server. The remedies set forth in this Section shall not apply if unavailability of Customer's Server is due, to Customer's informal content or application programming, acts of Customer or its agents, network unavailability outside of the UUNET Network or events of force majeure. Credits will not apply to traffic charges or to charges for services other than the Monthly Fee. Customers with multiple Servers will not receive credits pursuant to this Section for Servers which are unaffected by the outage. Customer's account shall not be credited more than once per month pursuant to this Section.

9. MCI WORLDCOM, Inc. or its affiliates or subcontractors may perform some or all of UUNET duties and/or obligations hereunder.

10. Neither party may use the other party's name, trademarks, tradenames or other proprietary identifying symbols without the prior written approval of the other party. Neither party may assign or transfer any of its rights or obligations under this Agreement without the express, prior written consent of the other party provided, that either party may assign or transfer this Agreement to any affiliate of such party upon advance written notice to the other party failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law. This Agreement supersedes all previous representations, understandings or agreements and shall prevail notwithstanding any variance with terms and conditions any order submitted. Acceptance of this Agreement by UUNET may be subject in UUNET's absolute discretion, to satisfactory completion of a credit check Activation of service shall indicate UUNET's acceptance of this Agreement. Use of the UUNET Web Hosting Services provided hereunder constitutes acceptance of this Agreement.

AGREED AND ACCEPTED


Signature: /s/ Barbara S.  Will        Company Name: IPVoice.com, Inc.
Printed Name: Barbara S.  Will         Address: 5050 N 19th Ave #416
Title: President                                Phoenix, AZ 85015
Date:   12-15-99                       Telephone: 602-335-1231
                                       Fax: 602-335-1577


                              THE INTERNET AT WORK